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                                                                    EXHIBIT 23.2



                         Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-33176) pertaining to the Packaging Corporation of America Thrift Plan for Hourly Employees, Packaging Corporation of America Retirement Savings Plan for Salaried Employees and Packaging Corporation of America 1999 Long-Term Equity Incentive Plan of our report dated January 18, 2002, with respect to the consolidated financial statements and schedule of Packaging Corporation of America included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                                               ERNST & YOUNG LLP


Chicago, Illinois
March 18, 2002